EXHIBIT 99.1

PRESS RELEASE

Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	FD
Joel Brooks	Brian Ritchie
Chief Financial Officer	brian.ritchie@fd.com
jbrooks@senesco.com	212-850-5600
(732) 296-8400

Senesco Technologies Reports Second Quarter Fiscal 2010 Financial Results

NEW BRUNSWICK, N.J. (February 17, 2010) - Senesco Technologies, Inc. ("Senesco" or the "Company") (NYSE Amex: SNT) today reported financial results for the three months ended December 31, 2009.

Net loss for the three month period ended December 31, 2009 was $1,703,665 or $0.06 per share, compared with a net loss of $1,624,341, or $0.09 per share, for the three month period ended December 31, 2008.  This increase in net loss was primarily the result of an increase in non-cash expenses associated with the outstanding convertible notes, which was mostly offset by a decrease in operating expenses, an increase in revenue and an increase in non-cash income related to the change in fair value of a warrant liability.

Quarterly and Recent Highlights

-	Senesco appointed life sciences industry veteran Jack Van Hulst to serve as the Company’s President and Chief Executive Officer
-	Harlan W. Waksal, M.D., Senesco's Chairman of the Board, delivered the Company’s corporate presentation at the Annual OneMedPlace Finance Forum
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Senesco presented pre-clinical stability and biological activity data on multiple myeloma drug candidate SNS-01 at the 2009 American Association for Cancer Research (AACR)-National Cancer Institute (NCI)-European Organization for Research and Treatment of Cancer (EORTC) Molecular Targets and Cancer Therapeutics Conference

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Certain Senesco insiders entered into definitive stock purchase agreements to purchase all of the convertible debentures, warrants and common stock which are held by Stanford Venture Capital Holdings, Inc. and/or Stanford International Bank, Ltd.

“Senesco’s top priorities in 2010 are to attract sufficient financing and file an IND for SNS-01, our multiple myeloma drug candidate,” said Jack Van Hulst, President and Chief Executive Officer of Senesco. “We remain confident in our ability to accomplish both of these goals.”

Total revenues of $140,000 for the three month period ended December 31, 2009 consisted of a milestone payment in connection with an agricultural license agreement. There was no revenue for the three month period ended December 31, 2008.

Research and development expenses during the three month period ended December 31, 2009 were $467,544, compared with $579,286 during the three month period ended December 31, 2008, a decrease of 19.2%.  The decrease was primarily due to a decrease in the costs incurred in connection with our development of SNS01 for multiple myeloma due to the timing of certain aspects of the development and the cost of the research performed at the University of Waterloo as a result of a decrease in the annual budget that began on September 1, 2009.

General and administrative expenses were $685,409 for the three month period ended December 31, 2009, compared with $649,056 during the three month period ended December 31, 2008, an increase of 5.5%.  This increase was due primarily to a $58,000 increase in payroll and benefits, primarily the result of the severance agreement with the Company’s former President and CEO, and a $17,000 increase in share-based compensation. These increases were partially offset by a $64,000 decrease in investor relations costs; primarily the result of the Company having not incurred the costs of holding its annual meeting for the current year during this period, as it did in the corresponding period of 2008.

At December 31, 2009, Senesco’s cash balance totalled $751,787, with working capital of $881,652, which the Company estimates will cover its expenses for approximately the next two to three months from December 31, 2009.

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ.  Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases inflammatory and ischemic diseases.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress.  The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to successfully transition to new management; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company's license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to meet its funding milestones under its financing transaction, the Company’s ability to comply with the continued listing standards of the AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC").  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(tables to follow)

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended December 31,	For the Three Months Ended December 31,	For the Six Months Ended December 31,	For the Six Months Ended December 31,	From Inception on July 1, 1998 through December 31,
	2009	2008	2009	2008	2009

Revenue	$140,000	$—	$140,000	$200,000	$1,590,000

Operating Expenses:
General and administrative	685,409	649,056	1,180,364	1,178,921	25,111,557
Research and development	467,544	579,286	1,042,835	1,083,672	13,354,394
Total Operating Expenses	1,152,953	1,228,342	2,223,199	2,262,593	38,465,951

Loss From Operations	(1,012,953)	(1,228,342)	(2,083,199)	(2,062,593)	(36,875,951)

Sale of state income tax loss, net	—	—	—	—	586,442
Fair value – warrant liability	451,208	—	2,339,341	—	7,071,108
Other noncash income	—	—	—	—	321,259
Interest income, net	679	17,994	1,026	41,051	524,339
Amortization of debt discount and financing costs	(959,946)	(106,342)	(1,767,860)	(212,397)	(2,914,623)
Interest expense on convertible notes	(182,653)	(307,651)	(382,269)	(571,808)	(1,823,667)
Net Loss	$(1,703,665)	$(1,624,341)	$(1,892,961)	$(2,805,747)	$(33,111,093)

Basic and Diluted Net Loss Per Common Share	$(0.06)	$(0.09)	$(0.08)	$(0.15)

Basic and Diluted Weighted Average Number of Common
Shares Outstanding	26,250,566	18,629,575	24,146,382	18,504,477

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2009	2009
ASSETS	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$751,787	$380,569
Short-term investments	—	1,050,000
Accounts receivable	140,000	—
Deferred financing costs	361,057	—
Prepaid expenses and other current assets	1,132,004	1,161,348
Total Current Assets	2,384,848	2,591,917

Property and equipment, net	6,088	5,986
Intangibles, net	4,292,859	3,884,999
Deferred financing costs	—	632,324
Security deposit	7,187	7,187
TOTAL ASSETS	$6,690,982	$7,122,413

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$998,192	$976,680
Accrued expenses	452,371	$355,937
Convertible note, net of discount	52,633	—
Total Current Liabilities	1,503,196	1,332,617

Convertible note, net of discount	—	6,217
Warrant liability	860,767	—
Grant payable	99,728	99,728
Other liability	12,038	16,017
TOTAL LIABILITIES	2,475,729	1,454,579

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 120,000,000 shares, issued and outstanding 28,640,934 and 19,812,043, respectively	286,409	198,120
Capital in excess of par,	37,039,937	36,687,846
Deficit accumulated during the development stage	(33,111,093)	(31,218,132)
TOTAL STOCKHOLDERS’ EQUITY	4,215,253	5,667,834

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,690,982	$7,122,413